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         CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF
                              STERLING VISION, INC.

                Under Section 805 of the Business Corporation Law


     FIRST: The name of the corporation is Sterling Vision, Inc. (the "Company"), and the Company was formed under the name Sterling Acquisition, Inc.

     SECOND: The Certificate of Incorporation of the Company was filed with the Department of State of the State of New York on January 15, 1992.

     THIRD: The Certificate of Incorporation of the Company is hereby amended to create a series of the Company's Preferred Stock, par value $.01 per share, designated as Series B Convertible Preferred Stock, which is authorized pursuant to Article 4 of the Certificate of Incorporation of the Company, and Article 4 shall be amended by adding to the end of such Article 4 the following:

"Terms of Series B Convertible Preferred Stock

Section 1.        Designation, Issuance, Rank, and Dividends.

     1.1 Designation, Issuance and Rank. The designation of the series of Preferred Stock authorized by this Amendment shall be "Series B Convertible Preferred Stock" (the "Series B Preferred Stock" or the "Security"). The maximum number of shares of Series B Preferred Stock issuable hereunder shall be three million (3,000,000), which shares may be issued from time to time. Subject to compliance with applicable protective voting rights which have been or may be granted to any other series of Preferred Stock in Certificates of Designation or in the Company's Certificate of Incorporation, as amended and as hereafter may be amended ("Protective Provisions"), the rights and preferences of the Series B Preferred Stock shall rank pari passu as to liquidation and acquisition preferences and approval of matters by vote or written consent with any present or future class or series of Preferred Stock and senior in all other respects to any present or future class or series of Preferred Stock, and senior in all respects to any class of Common Stock of the Company. Subject to compliance with the applicable Protective Provisions, the Board of Directors is also authorized to decrease the number of shares of Series B Preferred Stock, prior or subsequent to the issue of that Series, but not below the number of shares of the Series B Preferred Stock then outstanding or which may be issued pursuant to any option, warrant or other right of purchase, exchange or conversion then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The rights, preferences, privileges and restrictions granted to, and imposed on, the Series B Preferred Stock are as set forth below in this
Section 1.

     1.2 Payment of Dividends.

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     (a) The holders of the Series B Preferred Stock or their registered assigns
(each a "Holder") shall be entitled to receive dividends on the "Stated Value" of each share of Series B Preferred Stock, whether or not such dividends are declared by the Board of Directors, as follows: in the event that the Series B Preferred Stock has not been converted into the Common Stock of the Company prior to August 1, 2000, dividends shall accrue from and after August 1, 2000, and shall be payable, subject to the provisions of Subsection 1.2(d) below, in United States Dollars, quarter-annually, in arrears, on the 1st day of each November, February, May and August, commencing November 1, 2000 (each a
"dividend payment date") and upon the Automatic Conversion Date referred to in Subsection 3.1(a) below if other than a dividend payment date.

     (b) The "Stated Value" of each share of Series B Preferred Stock (regardless of its par value), shall be Seven ($7.00) Dollars, which shall be increased or decreased proportionately for any stock consolidation or stock split, respectively, of the outstanding shares of Series B Preferred Stock.

     (c) Dividends on the Series B Preferred Stock shall be equal to twelve (12%) percent of the Stated Value of such share. Nothing in this Section shall limit any other rights or remedies of the Holder on account of the Company's failure to pay any dividends hereunder.

     Section 2. Liquidation Preference.

     2.1 In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the Holders of the Series B Preferred Stock shall be entitled to receive, prior or in preference to any payment or distribution and setting apart (for payment or distribution) of any of the assets or surplus funds of the Company to the holders of the Common Stock and/or to the holders of any other equity securities other than the Company's Senior Convertible Preferred Stock (as to which the Series B Preferred Stock shall be treated on a pari passu basis for purposes of such distribution based on the respective Stated Values of such shares), an amount (the "Liquidation Amount") for each share of Series B Preferred Stock then held by them equal to the sum of $7.00, plus any accrued but unpaid dividends on the Series B Preferred Stock. If, upon the occurrence of such event, the assets and funds to be distributed among the Holders of the Series B Preferred Stock and the holders of the Senior Convertible Preferred Stock are less than the full amounts required to satisfy the liquidation preferences of the shares of Series B Preferred Stock and the Senior Convertible Preferred Stock then outstanding, then the entire assets and funds of the Company legally available for distribution shall be distributed among the Holders of the Series B Preferred Stock and the holders of the Senior Convertible Preferred Stock, pro rata on the basis of the Stated Values of the respective number of shares of Series B Preferred Stock and Senior Convertible Preferred Stock then held by each of such holders.

     2.2 All payments for which this Section 2 provides shall be in cash, property (valued at its fair market value, as determined by an independent, nationally recognized investment banking firm) or a combination thereof. After payment of the full amount of the Liquidation Amount to which each Holder is entitled, such Holders of shares of Series B Preferred Stock will not be entitled to any further participation in any distribution of the assets of the Company.

Section 3. Conversion.

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     3.1 Conversion Privilege.

     (a) Until such time as the Series B Preferred Stock is automatically converted into Common Stock as provided in this Section, the Holder of the Security shall not have the right to convert any portion of the Security into Common Stock. The Series B Preferred Stock shall be deemed automatically converted into Common Stock as of the closing of business on the day (the "Automatic Conversion Date") on which the Company files with the Department of State of the Sate of New York (and the Department of State accepts for filing) a further Certificate of Amendment to its Certificate of Incorporation which increases the number of shares of Common Stock which the Corporation is authorized to issue to fifty million (50,000,000). The number of shares of Common Stock issuable upon the conversion of the Security shall be determined by dividing the Stated Value of the shares of Series B Preferred Stock to be converted by the Conversion Price in effect on the Automatic Conversion Date, and rounding the result to the nearest 1/100th of a share. The "Conversion Price" for each conversion shall initially be Three Dollars and Fifty Cents ($3.50).

     (b) Notwithstanding anything contained herein to the contrary, the Security shall not be convertible by a Holder to the extent that, and so long as, the Common Stock which would be acquired upon such conversion, when aggregated with any other shares of Common Stock at the time of conversion beneficially owned by such Holder and not theretofore sold by the Holder, would aggregate more than 4.9% of the then outstanding shares of Common Stock of the Company. For this purpose, "beneficial ownership" shall be calculated in accordance with the provisions of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. The opinion of the Holder's counsel shall be conclusive in calculating the Holder's beneficial ownership.

    3.2 Exchange Procedure.

     (a) At any time after the Automatic Conversion Date, shares of Series B Preferred Stock may be exchanged for the number of shares of Common Stock into which such shares of Series B Preferred Stock have been converted by surrendering to the Company the certificate(s) representing such shares of Series B Preferred Stock, upon receipt of which the Company shall deliver a certificate for the number of full shares of Common Stock resulting from such conversion, and a check for any fraction of a share of Common Stock as provided in Section 3.3 below. The person in whose name the certificate representing shares of Series B Preferred Stock is registered on the Automatic Conversion Date shall be treated as a shareholder of record of Common Stock as of the close of business on the Automatic Conversion Date.

     (b) Notwithstanding the provisions of Subsection 3.2(a) above, from and after the date that the Registration Statement (referred to in Subsection 3(l) of the Subscription Agreement between each Holder and the Company (the "Subscription Agreement") pursuant to which such shares of Series B Preferred Stock are issued) shall become and thereafter remain effective, the Company, if so requested by the Holder, shall, within three (3) business days after its receipt of the original of the Security from the Holder for exchange into certificates of Common Stock , serve written instructions on its transfer agent to "DWAC" the shares of Common Stock to be issued upon any such exchange of the Security, it being understood that no further documentation shall be required of a Holder in connection therewith.

         3.3 Fractional Shares. The Company shall not issue a fractional share of Common Stock upon the conversion of all or any portion of the Security. Instead, the Company shall pay, in lieu of any fractional share, the cash value

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thereof at the Conversion Price of the Common Stock as determined pursuant to
Section 3.1 above.

     3.4 Taxes on Conversion. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of Common Stock upon the conversion of the Security. The Holder, however, shall pay any such tax which is due because such shares are issued in a name other than its name.

     3.5 Company to Reserve Stock. As of the Automatic Conversion Date, the Company shall have reserved out of its authorized but unissued Common Stock for issuance as herein provided, a number of shares of Common Stock into which the Security may be converted. All shares of Common Stock which may be issued upon the conversion of the Security shall be fully paid and nonassessable.

     3.6 Restrictions on Transfer. The Security and the Common Stock issuable upon the conversion thereof will not have been registered under the Securities Act of 1993, as amended (the "Act") and will be sold pursuant to an exemption under the Act. In addition, the shares of Common Stock issuable upon conversion of the Security are further restricted in certain circumstances as provided in Subsection 4(i) of the Subscription Agreement The Security, and each certificate evidencing the Security, may not be pledged, transferred or resold except pursuant to registration under, or an exemption from, the Act. Each certificate representing shares of Series B Preferred Stock, and each certificate representing any shares of Common Stock issued thereunder, shall bear a restrictive legend similar to the legend set forth below:

THE SECURITIES REPRESENTED HEREBY ARE RESTRICTED SECURITIES WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SUCH ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THE ISSUER OF THESE SECURITIES WILL NOT TRANSFER SUCH SECURITIES EXCEPT UPON RECEIPT OF EVIDENCE SATISFACTORY TO THE ISSUER THAT THE REGISTRATION PROVISIONS OF SUCH ACT HAVE BEEN COMPLIED WITH OR THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT SUCH TRANSFER WILL NOT VIOLATE ANY APPLICABLE FEDERAL OR STATE SECURITIES LAWS;

Section 4. Recapitalization, Mergers, etc.

     4.1 Recapitalization Generally. In case the Company, prior to the Automatic Conversion Date, shall (i) subdivide its outstanding Common Stock (including by means of a dividend or distribution on the Common Stock payable in Common Stock); (ii) combine its outstanding Common Stock into a smaller number of shares; or (iii) issue, by capital reorganization or reclassification of its Common Stock (other than a subdivision or combination of its shares as provided for above, a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Article 4, or the issuance of any shares of Common Stock in connection with the acquisition of assets or the repayment of debt), the Conversion Price in effect thereafter shall be adjusted to reflect such action. An adjustment made pursuant to this subsection shall become effective, retroactively, immediately after the effective date in the case of a subdivision, combination or reclassification.

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     4.2 Mergers. Prior to the Automatic Conversion Date, the Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, any person, unless the terms of such consolidation, merger of transfer include the preservation of the Series B Preferred Stock. Any reference herein to the Company shall refer to such surviving or transferee corporation. If the Company merges or consolidates with another corporation, or sells or transfers all or substantially all of its assets to another person, and the holders of the Company's Common Stock are entitled to receive stock, securities or property in respect of, or in exchange for, Common Stock, then, as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee shall amend the Security to provide that it may thereafter be converted on the terms and subject to the conditions set forth above into the stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of shares of Common Stock into which the Security might have been converted immediately before such merger, consolidation, sale or transfer, entity in such merger, consolidation, sale or transfer. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article 4 with respect to the rights of a Holder upon and after such merger, consolidation, sale or transfer to the end that the provisions of this Article 4 (including adjustment of the Conversion Price then in effect and the number of shares of Common Stock issuable upon conversion of the Security) shall be applicable after that event as nearly equivalently as may be practicable. Except as otherwise provided herein, the Conversion Price shall be the same as the applicable Conversion Price set forth in Subsection 3.1(b) above, as the same is to be adjusted pursuant to Subsection
4.1 above.

Section 5. Failure to Perform.

     5.1 Failure to Perform Certain Covenants. In the event the Company breaches its obligation to deliver certificates for Common Stock pursuant to Section 3.2 above, the Company shall be required to make payment to the Holder of the Security, within ten (10) business days after each demand by the Holder, of an amount equal to $.07 (Seven) Cents per day with respect to each Seven ($7.00) Dollars (or the pro-rata portion thereof) Stated Value of the Security outstanding during such period as such breach continues.

     5.2 Rights and Remedies. The rights and remedies provided to a Holder under Sections 5.1 and 5.2 above shall not limit any other rights and remedies afforded by law to a Holder.

Section 6. Registration and Transfer.

     6.1 Series. The shares to be issued hereunder shall be one of a numbered series of shares issued to the Holders and designated as "Series B Convertible Preferred Stock".

     6.2 Record Ownership. The Company shall maintain a register of the Holders of the Series B Preferred Stock (the "Register") showing their names and addresses and the serial numbers and the Stated Value of shares issued to, or transferred of record by, them from time to time. The Register may be maintained in electronic, magnetic or other form. The Company may treat the person named as the Holder of a Security in the Register as the sole owner of such Security. The Holder of the Security shall be the person exclusively entitled to receive notifications with respect to such Security, convert it into Common Stock and otherwise exercise all of the rights and powers as the absolute owner thereof.

     6.3 Registration of Transfer. Transfers of the Security may be registered on the books of the Company maintained for such purpose pursuant to Section 6.2 above (i.e., the Register). Transfers shall be registered when the Security is presented to the Company with a request to register the transfer thereof and

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the Security is duly endorsed by the Holder, reasonable assurances are given that the endorsements are genuine and effective, the Company has received a certificate from the Holder that it owns the Security free and clear of all claims, liens and/or encumbrances, and the Company has received evidence, satisfactory to it, that such transfer is rightful and in compliance with all applicable laws, including tax laws and State and Federal securities laws. When a certificate representing shares of Series B Preferred Stock is presented for transfer and duly transferred hereunder, it shall be canceled and one or more new certificates for the same number of shares of Series B Preferred Stock, showing the name(s) of the transferee(s) thereof, shall be issued in lieu thereof.

     6.4 Worn and Lost Securities. If the Security becomes worn, defaced or mutilated but is still substantially intact and recognizable, the Company or its agent may issue a new Security in lieu thereof upon its surrender. Where the Holder of a Security claims that such Security has been lost, destroyed or wrongfully taken, the Company shall issue a new Security in place of the original Security if the Holder so requests by written notice to the Company (provided such notice is actually received by the Company before it is notified that such Security has been acquired by a bona fide purchaser) and the Holder has delivered to the Company an indemnity bond in such amount and issued by such surety as the Company deems satisfactory, together with an affidavit of the Holder setting forth the facts concerning such loss, destruction or wrongful taking and such other information, in such form and with such proof or verification, as the Company may request.

     Section 7. Voting Rights.

     Except as specifically set forth in the Business Corporation Law of the State of New York, the Holders of shares of Series B Preferred Stock shall vote, or act by written consent, together with the Common Stock on all matters submitted to stockholders for approval, and each share of Series B Preferred Stock shall have a number of votes as shall equal the number of whole shares of Common Stock into which such share of Series B Preferred Stock is convertible as of the record date for determining those stockholders entitled to vote or act by consent with respect to any particular matter.

Section 8. Notices.

     All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first class mail, overnight courier, or telecopied, initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 9.

     All notices to Holders are to be directed to each Holder at such address as is listed for such Holder in the Register.

     All notices to the Company are to be directed to:

     Sterling Vision, Inc.

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     1500 Hempstead Turnpike
     East Meadow, NY  11554
     Attn:  General Counsel
     Telephone:  516-390-2100
     Telecopier: 516-390-2150

     with a copy (which shall not constitute notice) to:

     Camhy Karlinsky & Stein LLP
     1740 Broadway
     16th Floor
     New York, NY  10019
     Attn:  Robert S. Matlin, Esq.
     Telephone:  212-977-6600
     Telecopier: 212-977-8389

     All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three (3) business days after being deposited in the mail, postage prepaid, if mailed; the next business day after being deposited with an overnight courier, if deposited with a nationally recognized, overnight courier service; or when receipt is acknowledged, if telecopied.

Section 9 Times.

     Where this Certificate authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a public holiday, or authorizes or requires the payment of money or the performance of a condition or obligation within, before or after a period of time computed from a certain date, and such period of time ends on a Saturday, a Sunday or a public holiday, such payment may be made or condition or obligation performed on the next succeeding business day, and if the period ends at a specific hour, such payment may be made or condition performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of this Certificate.

     Section 10. Rules of Construction.

     Herein, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of Articles and Sections contained herein are inserted for convenience of reference only, and they neither form a part of this Certificate, nor are they to be used in the construction or interpretation hereof. Wherever, in this Certificate, a determination of the Company is required or allowed, such determination shall be made by a majority of the Board of Directors of the Company, and if it is made in good faith, it shall be conclusive and binding upon the Company and the Holder of the Security."

          FOURTH: Three million (3,000,000) shares of the unissued Preferred Stock of the Company, par value $.01, have been designated Series B Convertible Preferred Stock, the terms of which are stated above in Article THIRD hereof.

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          FIFTH: Pursuant to the authority under Article 4 of the Certificate of
Incorporation of the Company and Sections 502 and 805 of the Business
Corporation Law of the State of New York, the Board of Directors of the Company, by Unanimous Written Consent, dated February 3, 2000, adopted a Resolution creating a series of Preferred Stock of the Company, designated Series B Convertible Preferred Stock, the terms of which are stated in Article THIRD hereof.

          IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Certificate of Incorporation of the Company to be signed by the Chairman of the Board and the Secretary of the Company, who affirm that the statements made herein are true and correct under the penalties of perjury, on this 8th day of February, 2000.

                                            STERLING VISION, INC.


                                            By:/s/ Dr. Robert Cohen
                                               ----------------------------
                                               Name:  Dr. Robert Cohen
                                               Title: Chairman of the Board


                                            By:/s/ Joseph Silver
                                               ----------------------------
                                               Name:  Joseph Silver
                                               Title: Secretary